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                                                                   EXHIBIT 5.1.2

                [Letterhead of Morris, Nichols, Arsht & Tunnell]

                                 June 15, 1999


Owens Corning
Owens Corning Capital II
Owens Corning Capital IV
c/o Owens Corning
Owens Corning World Headquarters
One Owens Corning Parkway
Toledo, Ohio 43659

     Re: The Owens Corning Trusts (as defined below)
         -------------------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Owens Corning Capital II, a Delaware statutory business trust ("Owens Corning Capital II"), and Owens Corning Capital IV, a Delaware statutory business trust ("Owens Corning Capital IV" and, collectively with Owens Corning Capital II, the "Owens Corning Trusts"), in connection with certain matters of Delaware law relating to the formation of the Owens Corning Trusts and the proposed issuance of Preferred Securities thereof to beneficial owners pursuant to and as described in Registration Statement No. 333-76765 (and the prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission on April 21, 1999, as amended by Pre-Effective Amendment No. 1 thereto (as amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Trust Agreement of the Owens Corning Trusts attached as an exhibit to the Registration Statement (the "Form Governing Instrument").

     In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of Owens Corning Capital II as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on April 2, 1997 (the "Owens Corning Capital II Certificate"); the Declaration of Trust of Owens Corning Capital II dated as of April 2, 1997 (the "Owens Corning Capital II Original Governing Instrument"); the Certificate of Trust of Owens Corning Capital IV as filed in the State Office on June 1, 1999 (collectively with
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Owens Corning
Owens Corning Capital II
Owens Corning Capital IV
June 15, 1999
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the Owens Corning Capital II Certificate, the "Certificates"); the Declaration
of Trust of Owens Corning Capital IV dated as of June 1, 1999 (collectively with the Owens Corning Capital II Original Governing Instrument, the "Original Governing Instruments"); the Form Governing Instrument; the form of Junior Subordinated Indenture to be entered into between Owens Corning and Wilmington Trust Company, as Trustee; the form of Guarantee Agreement to be made by Owens Corning with respect to each Owens Corning Trust (each, a "Guarantee Agreement"); the Registration Statement; and a certification of good standing of each Owens Corning Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of the Owens Corning Trusts and each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each Owens Corning Trust; (iii) that Owens Corning, Wilmington Trust Company and the appropriate Administrative Trustees will duly authorize, execute and deliver an amended and restated trust agreement in the form of the Form Governing Instrument (each, a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of each Owens Corning Trust and the issuance by each Owens Corning Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities of such Owens Corning Trust; (iv) that the Preferred Securities of each Owens Corning Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and the applicable Guarantee Agreement relating to each such Owens Corning Trust and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all Preferred Securities by each Owens Corning Trust, that would cause a dissolution or liquidation of any Owens Corning Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each Owens Corning Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET. SEQ. (the "Delaware Act"); (vii) that prior to the first issuance of Preferred Securities by each Owens Corning Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each Owens Corning Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such Owens Corning Trust and as described in the Prospectus; and (viii) that the documents examined
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Owens Corning
Owens Corning Capital II
Owens Corning Capital IV
June 15, 1999
Page 3

by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Preferred Securities by each Owens Corning Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Preferred Securities offered by any Owens Corning Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based on the subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that, upon issuance, the Preferred Securities of each Owens Corning Trust will constitute validly issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interests in the assets of such Owens Corning Trust. We note that, pursuant to the applicable Governing Instrument, the Preferred Security Holders of each Owens Corning Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL OPINIONS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.


                                            Very truly yours,

                                            MORRIS, NICHOLS, ARSHT & TUNNELL

                                            /s/ Morris, Nichols, Arsht & Tunnell